~- AM'~SIN	Phone: 716-225-1840
	Inc.	PRODUCT DEVELOPMENT & MARKETING	Fax: 716-225-4410







MARKETING AGREEMENT


THIS AGREEMENT by and between Ramsin Inc. located at 305 W. Ridge Rd Rochester NY 14626, and Aaron Gray residing at 369 Sagamore Dr., Rochester New York 14617


WITNESSETH:

WHEREAS, Ramsin Inc. is the exclusive marketing and sales company for the, HOOP-IT PROJECT : a copy of which is attached as Exhibit A.


WHEREAS, Aaron Gray owns the HOOP-if project.


NOW, THEREFORE, Ramsin will carry out the initial marketing strategy for the this project. The strategy is to approach buyers, in the target markets, with samples of the product to evaluate and purchase.


Ramsin will be financially responsible for the production, inventory and sales of the product.

In return Aaron Gray will receive 15 cents of each product sold.
Aaron Gray must file a Patent and Trademark, which Ramsin must approve, within three months of this agreement.


TERMS, Aaron Gray grants Ramsin the exclusive rights for
 a period of three years and three months from signature dates of this agreement:


A renewal options for three year increments: Sale royalties or licence royalties must exceeds $20,000 for the previous three years or Ramsin could pay you $20,000 to keep the exclusive rights.
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2450 West Ridge Road  Suite 305  Rochester, New York 14626


LICENSING AGREEMENT:
	Aaron Gray will recieve 30% of Licence agreement minus all accumulated cost for Ramsin to license product for the life of the agreement.

This letter agreement once signed by Ramsin Inc. and
Aaron Gray is binding accordance with its terms. I trust the above meets with your approval. Please sign where indicated to indicate your acceptance to these terms.
Aaron Gray	Ramsin Inc.






Exhibit A: Pictures of project.









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